EXHIBIT 99.1

February 4, 2008

Mr. Gabriel Brener

Brener International Group, LLC

P.O. Box 1019

Beverly Hills, CA 90213-3119

Re: TranSwitch Corporation

Dear Mr. Brener:

On behalf of the Board of Directors, I acknowledge receipt of your letter of January 30, 2008. I understand your concerns regarding TranSwitch, and appreciate your thoughtful proposals. The Board of Directors has been considering and continues to consider the matters raised by you in connection with the discharge of our fiduciary duty of acting in the overall best interest of the corporation. Your thoughts and analysis are appreciated, and will continue to be carefully considered by the Board, as we are entirely aligned with your goal of increasing shareholder value. I, Santanu Das, our CEO, and fellow Board members are available to meet with you to discuss your perspectives.

Again, thank you for your counsel and for your commitment to TranSwitch.

Best regards,

Sincerely,

/s/ Alfred F. Boschulte

Alfred F. Boschulte

Chairman of the Board